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EXHIBIT 10.1

AMENDED AND RESTATED
CAPITAL CONTRIBUTION AGREEMENT

between

HIGHSTAR RENEWABLE FUELS LLC

and

MSW ACQUISITION LLC

Dated as of June 24, 2003

Acquisition from Duke Energy Global Markets, Inc.
of a 50% outstanding membership interest in Duke/UAE Ref-Fuel LLC

i

6.14	Termination	9
6.15	Existing Contribution Agreement Superceded	9
EXHIBITS
A-1	Existing LLC Agreement
A-2	Form of Amended and Restated LLC Agreement
B-1	Highstar Liquidated Damages Letter of Credit
B-2	Highstar Liquidated Damages Letter of Credit
B-3	MSW Liquidated Damages Letter of Credit
C-1	Highstar Backup Liquidated Damages Letter of Credit
C-2	Highstar Backup Liquidated Damages Letter of Credit
C-3	MSW Backup Liquidated Damages Letter of Credit
D-1	Existing Escrow Agreement
D-2	Form of Amended and Restated Escrow Agreement
E-1	First Joint Written Direction
E-2	Second Joint Written Direction
SCHEDULES
A	Rules of Usage and Definitions

ii

AMENDED AND RESTATED
CAPITAL CONTRIBUTION AGREEMENT

        THIS AMENDED AND RESTATED CAPITAL CONTRIBUTION AGREEMENT (this "Contribution Agreement"), dated as of June 24, 2003, is entered into by and between HIGHSTAR RENEWABLE FUELS LLC, a Delaware limited liability company ("Highstar"), and MSW ACQUISITION LLC, a Delaware limited liability company (formerly known as MSW Acquisition Corp.) ("MSW", and together with Highstar, the "Sponsors"). The rules of usage set forth in Schedule A hereto shall apply to this Contribution Agreement. Capitalized terms used but not defined herein shall have the respective meanings as set forth on Schedule A hereto.

W I T N E S S E T H:

        WHEREAS, pursuant to that certain Limited Liability Company Agreement of MSW ENERGY HOLDINGS LLC, a Delaware limited liability company (the "Company"), dated as of March 19, 2003 (the "Existing LLC Agreement"), as of the date hereof each of the Sponsors own a fifty percent (50%) outstanding membership interest in the Company. A copy of the Existing LLC Agreement is attached hereto as Exhibit A-1;

        WHEREAS, Duke Energy Global Markets, Inc., a Nevada corporation ("Duke"), indirectly owns a fifty percent (50%) outstanding membership interest (the "Duke Interest") in Duke/UAE Ref-Fuel LLC, a Delaware limited liability company ("Duke/UAE");

        WHEREAS, the Sponsors have formed the Company for the purpose of purchasing the Duke Interest from Duke;

        WHEREAS, Duke and the Company have entered into that certain Equity Purchase Agreement, dated as of March 19, 2003 (the "EPA"), pursuant to which Duke has agreed to sell (or cause to be sold), and the Company has agreed to purchase, the Duke Interest (the purchase and sale of the Duke Interest under the EPA being referred to herein as the "Duke Acquisition"); and

        WHEREAS, the Sponsors desire to cause the Company to consummate the Duke Acquisition and have agreed to make contributions of capital to the Company and take other actions in furtherance thereof, on the terms and conditions set forth herein;

        WHEREAS, on March 19, 2003, the Sponsors executed and delivered the Capital Contribution Agreement (the "Existing Contribution Agreement");

        WHEREAS, the Sponsors desire to amend and restate the Existing Contribution Agreement on the terms set forth herein.

        NOW, THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in reliance upon the representations and warranties of each party set forth herein, the parties hereto agree as follows:

ARTICLE 1

Sponsor Actions

        1.1    Delivery of Letters of Credit.    As of March 19, 2003, (i) Highstar delivered (1) the Highstar Liquidated Damages Letters of Credit to Duke, and (2) the Highstar Backup Liquidated Damages Letters of Credit to the Escrow Agent to be held in accordance with the terms of the Escrow Agreement, and (ii) MSW delivered (1) the MSW Liquidated Damages Letter of Credit to Duke, and (2) the MSW Backup Liquidated Damages Letter of Credit to the Escrow Agent to be held in accordance with the terms of the Escrow Agreement. Each of the Highstar Backup Liquidated

Damages Letters of Credit and the MSW Backup Liquidated Damages Letter of Credit was issued by a commercial bank that has a rating accorded to such bank's U.S. dollar denominated long term senior debt obligations by Standard & Poor's Rating Services, Inc. or by Moody's Investor Services, Inc. of at least BBB or Baa2, respectively.

ARTICLE 2

Closing Actions; Post-Closing Actions

        2.1    Actions on the Additional Capital Contribution Date.

        (a)   On the Additional Capital Contribution Date, each of the Sponsors shall execute and deliver (1) an Amended and Restated LLC Agreement of the Company (the "Amended and Restated LLC Agreement") in substantially the form attached hereto as Exhibit A-2, with such changes as shall be mutually agreed upon by the Sponsors (including changes thereto to reflect and give effect to the use of the Highstar Backup Equity Contribution Guaranty by Highstar), and (2) an Amended and Restated Escrow Agreement (the "Amended and Restated Escrow Agreement") in substantially the form attached hereto as Exhibit D-2, with such changes as shall be mutually agreed upon by the Sponsors (including changes thereto to reflect and give effect to the use of the Highstar Backup Equity Contribution Guaranty by Highstar). The execution and delivery of the Amended and Restated LLC Agreement on the Additional Capital Contribution Date shall be deemed to have occurred immediately prior to the execution and delivery of the Amended and Restated Escrow Agreement on the Additional Capital Contribution Date.

        (b)   No later than 5:00 p.m (New York time) on the Additional Capital Contribution Date, Highstar shall (1) deposit the Highstar Additional Capital Contribution Amount by wire transfer of immediately available funds to the escrow account maintained by the Escrow Agent, and (2) deliver the First Joint Written Direction executed by Highstar and the Highstar Backup Equity Contribution Security to the Escrow Agent. Highstar shall be responsible for all fees and other costs associated with providing the Highstar Backup Equity Contribution Security. The Highstar Additional Capital Contribution Amount and the Highstar Backup Equity Contribution Security shall be held by the Escrow Agent in accordance with the terms of the Escrow Agreement.

        (c)   No later than 5:00 p.m (New York time) on the Additional Capital Contribution Date, MSW shall (1) deposit the MSW Additional Capital Contribution Amount by wire transfer of immediately available funds to the escrow account maintained by the Escrow Agent, and (2) deliver the First Joint Written Direction executed by MSW and the MSW Backup Equity Contribution Letter of Credit to the Escrow Agent. MSW shall be responsible for all fees and other costs associated with providing the MSW Backup Equity Contribution Letter of Credit. The MSW Additional Capital Contribution Amount and the MSW Backup Equity Contribution Letter of Credit shall be held by the Escrow Agent in accordance with the terms of the Escrow Agreement.

        2.2    Failure to Deliver the Additional Capital Contributions.    If a Sponsor (the "Non-Delivering Sponsor") does not deposit the funds and deliver the items described in Section 2.1(b) or (c) above, as applicable, when and as required by such applicable section, the Non-Delivering Sponsor shall be deemed to have transferred its entire Membership Interest and Ownership Percentage to the Sponsor that has deposited the funds and delivered the items described in Section 2.1(b) or (c) above, as applicable (the "Delivering Sponsor"), and the Non-Delivering Sponsor shall immediately thereafter automatically be deemed to have withdrawn as, and cease to be, a Member of the Company without any further action on the part of any Person. The Non-Delivering Sponsor shall promptly execute and deliver such additional instruments as may be reasonably requested by the Delivering Sponsor to evidence such assignment of its Membership Interest and Ownership Percentage and its withdrawal as a Member of the Company.

        2.3    Actions on the Initial Closing Date.    Upon the satisfaction (or joint waiver by both of the Sponsors) of all conditions precedent to the Company's obligation to proceed with the Initial Closing under Section 6.1 of the EPA and Duke is otherwise prepared to close the Duke Acquisition and so long as (1) each of the Sponsors has executed and delivered the Amended and Restated LLC Agreement and the Amended and Restated Escrow Agreement and the Escrow Agent has countersigned the Amended and Restated Escrow Agreement, and (2) the funds and items described in Sections 2.1(b) and (c) above have been deposited with or delivered to the Escrow Agent, each of the Sponsors shall execute and deliver the Second Joint Written Direction to the Escrow Agent directing the Escrow Agent to distribute the Highstar Remaining Additional Capital Contribution Amount and the MSW Remaining Additional Capital Contribution Amount in accordance with the Second Joint Written Direction, and deliver the Highstar Backup Equity Contribution Security and the MSW Backup Equity Contribution Letter of Credit to the L/C Issuer to consummate the Duke Acquisition in accordance with the EPA. Upon delivery of such items by the Escrow Agent, Highstar shall be deemed to have made a capital contribution to the Company in an amount equal to the Highstar Additional Capital Contribution Amount and MSW shall be deemed to have made a capital contribution to the Company in an amount equal to the MSW Additional Capital Contribution Amount.

        2.4    Purchase Price Adjustment Additional Capital Contributions.    If the Adjustment Amount is owing from the Company to Duke pursuant to the terms of the EPA, Highstar shall deposit the Highstar Purchase Price Adjustment Amount and MSW shall deposit the MSW Purchase Price Adjustment Amount by wire transfer of immediately available funds to the Company's account no later than 5:00 p.m. (New York time) on the day that is one (1) day prior to the day that the Company is required to pay the Adjustment Amount to Duke under the EPA. Upon delivery of the Highstar Purchase Price Adjustment Amount to the Company, Highstar shall be deemed to have made a capital contribution to the Company in an amount equal to the Highstar Purchase Price Adjustment Amount. Upon delivery of the MSW Purchase Price Adjustment Amount to the Company, MSW shall be deemed to have made a capital contribution to the Company in an amount equal to the MSW Purchase Price Adjustment Amount.

ARTICLE 3

Representations and Warranties of Highstar

        Highstar represents and warrants to MSW as of March 19, 2003, as of the date hereof, as of the Additional Capital Contribution Date and as of the Initial Closing Date that:

          3.1    Legal Existence and Ownership.    Highstar is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

          3.2    Compliance with Law.    To Highstar's knowledge, Highstar is in compliance with all Applicable Laws, except where such non-compliance would not reasonably be expected to have a material adverse effect on the business, operations or financial condition of Highstar.

          3.3    Power and Authorization; Enforceable Obligations.    Highstar has full power and authority to conduct its business as now conducted and as proposed to be conducted by it, to execute, deliver and perform this Contribution Agreement and the LLC Agreement, and to take all action as may be necessary to complete the transactions contemplated hereunder and thereunder. Highstar has taken all necessary limited liability company and legal action to authorize the execution, delivery and performance of this Contribution Agreement and the LLC Agreement. No consent or authorization of, filing with, or other act by or in respect of any other Person is required in connection with the execution, delivery or performance by Highstar or the validity or enforceability as to Highstar of this Contribution Agreement or the LLC Agreement. This Contribution Agreement and the LLC Agreement have been duly executed and delivered by Highstar and constitute legal, valid and binding obligations of Highstar, enforceable against

  Highstar in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

          3.4    Governmental Actions and Other Consents and Approvals.    No Governmental Actions are required in connection with (i) the participation by Highstar in the transactions contemplated by this Contribution Agreement or the LLC Agreement, (ii) the validity and enforceability of this Contribution Agreement or the LLC Agreement, and (iii) the consummation of the transactions contemplated by this Contribution Agreement or the LLC Agreement (other than any Governmental Actions, consents or approvals under any regulatory law peculiarly applicable to the Company). All such Governmental Actions have been duly obtained or made, are in full force and effect and are Final. The information set forth in each application and other written materials submitted by Highstar to the applicable Governmental Authority in connection with each Governmental Action was accurate and complete in all material respects at the time submitted; to the extent that any such information has since become inaccurate or incomplete, required supplemental information has been submitted by Highstar to the applicable Governmental Authority in connection therewith as required for correcting and completing such information in all material respects to the extent such further submission is required in order to maintain compliance with or the effectiveness of such Governmental Action. True, correct and complete copies of all such Governmental Actions have been delivered to MSW.

          3.5    No Legal Bar.    The execution, delivery and performance by Highstar of this Contribution Agreement and the LLC Agreement (i) will not violate any Applicable Law (other than immaterial violations of Applicable Law that may result from performance of this Contribution Agreement or the LLC Agreement), (ii) will not violate any Contractual Obligation of Highstar (other than immaterial violations of any such Contractual Obligations that may result from performance of this Contribution Agreement or the LLC Agreement), and (iii) will not violate the constitutive documents of Highstar.

          3.6    No Proceeding or Litigation.    No action, litigation, proceeding or investigation of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Highstar, threatened against or affecting Highstar or against or affecting any of its properties, rights, revenues or assets, which would reasonably be expected to have a material adverse effect on the business, operations or financial condition of Highstar. No action, litigation, proceeding or investigation before any Governmental Authority is pending (or, to Highstar's knowledge, is threatened) against Highstar or with respect to this Contribution Agreement or the LLC Agreement or the transactions contemplated hereby or thereby, and no order, judgment or decree has been issued (or, to Highstar's knowledge, is proposed to be issued) by any Governmental Authority to set aside, restrain, enjoin or prevent Highstar from consummating of any of the transactions contemplated hereby or thereby.

          3.7    Investment Company Act.    Highstar is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          3.8    Public Utility Status.    Highstar is not regulated as a "holding company", or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" (other than as a "holding company" exempt from the provisions of PUHCA pursuant to Section 3 thereof or otherwise), as such quoted terms are defined in PUHCA.

          3.9    Brokers and Finders.    No broker, finder, agent or similar intermediary, other than CSFB, has acted for or on behalf of Highstar or any of its affiliates in connection with this Contribution Agreement or the LLC Agreement or the transactions contemplated hereby or thereby, and no broker, finder, agent or similar intermediary, other than CSFB, is entitled to any fee or commission in connection herewith or therewith based on any agreement, arrangement or understanding with, or action taken by, Highstar or any of its affiliates.

ARTICLE 4

Representations and Warranties of MSW

        MSW represents and warrants to Highstar as of March 19, 2003, as of the date hereof, as of the Additonal Capital Contribution Date and as of the Initial Closing Date that:

          4.1    Legal Existence and Ownership.    As of March 19, 2003, MSW was a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. As of the date hereof, as of the Additional Capital Contribution Date and as of the Initial Closing Date, MSW is and will be a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

          4.2    Compliance with Law.    To MSW's knowledge, MSW is in compliance with all Applicable Laws, except where such non-compliance would not reasonably be expected to have a material adverse effect on the business, operations or financial condition of MSW.

          4.3    Power and Authorization; Enforceable Obligations.    MSW has full power and authority to conduct its business as now conducted and as proposed to be conducted by it, to execute, deliver and perform this Contribution Agreement and the LLC Agreement, and to take all action as may be necessary to complete the transactions contemplated hereunder and thereunder. MSW has taken all necessary corporate or limited liability company and legal action to authorize the execution, delivery and performance of this Contribution Agreement and the LLC Agreement. No consent or authorization of, filing with, or other act by or in respect of any other Person is required in connection with the execution, delivery or performance by MSW or the validity or enforceability as to MSW of this Contribution Agreement or the LLC Agreement. This Contribution Agreement and the LLC Agreement have been duly executed and delivered by MSW and constitute legal, valid and binding obligations of MSW, enforceable against MSW in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

          4.4    Governmental Actions and Other Consents and Approvals.    No Governmental Actions are required in connection with (i) the participation by MSW in the transactions contemplated by this Contribution Agreement or the LLC Agreement, (ii) the validity and enforceability of this Contribution Agreement or the LLC Agreement, and (iii) the consummation of the transactions contemplated by this Contribution Agreement or the LLC Agreement (other than any Governmental Actions, consents or approvals under any regulatory law peculiarly applicable to the Company). All such Governmental Actions have been duly obtained or made, are in full force and effect and are Final. The information set forth in each application and other written materials submitted by MSW to the applicable Governmental Authority in connection with each Governmental Action was accurate and complete in all material respects at the time submitted; to the extent that any such information has since become inaccurate or incomplete, required supplemental information has been submitted by MSW to the applicable Governmental Authority in connection therewith as required for correcting and completing such information in all material respects to the extent such further submission is required in order to maintain compliance with or the effectiveness of such Governmental Action. True, correct and complete copies of all such Governmental Actions have been delivered to Highstar.

          4.5    No Legal Bar.    The execution, delivery and performance by MSW of this Contribution Agreement and the LLC Agreement (i) will not violate any Applicable Law (other than immaterial violations of Applicable Law that may result from performance of this Contribution Agreement or the LLC Agreement), (ii) will not violate any Contractual Obligation of MSW (other than immaterial violations of any such Contractual Obligations that may result from performance of this Contribution Agreement or the LLC Agreement), and (iii) will not violate the constitutive documents of MSW.

          4.6    No Proceeding or Litigation.    No action, litigation, proceeding or investigation of or before any arbitrator or Governmental Authority is pending or, to the knowledge of MSW, threatened against or affecting MSW or against or affecting any of its properties, rights, revenues or assets, which would reasonably be expected to have a material adverse effect on the business, operations or financial condition of MSW. No action, litigation, proceeding or investigation before any Governmental Authority is pending (or, to MSW's knowledge, is threatened) against MSW or with respect to this Contribution Agreement or the LLC Agreement or the transactions contemplated hereby or thereby, and no order, judgment or decree has been issued (or, to MSW's knowledge, is proposed to be issued) by any Governmental Authority to set aside, restrain, enjoin or prevent MSW from consummating of any of the transactions contemplated hereby or thereby.

          4.7    Investment Company Act.    MSW is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          4.8    Public Utility Status.    MSW is not regulated as a "holding company", or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" (other than as a "holding company" exempt from the provisions of PUHCA pursuant to Section 3 thereof or otherwise), as such quoted terms are defined in PUHCA.

          4.9    Brokers and Finders.    No broker, finder, agent or similar intermediary, other than CSFB, has acted for or on behalf of MSW or any of its affiliates in connection with this Contribution Agreement or the LLC Agreement or the transactions contemplated hereby or thereby, and no broker, finder, agent or similar intermediary, other than CSFB, is entitled to any fee or commission in connection herewith or therewith based on any agreement, arrangement or understanding with, or action taken by, MSW or any of its affiliates.

ARTICLE 5

Sponsor Covenants

        5.1    Obligations of the Company under the Purchase Agreement and the EPA.    Each of the Sponsors shall take all actions within its control to cause the Company to perform all of its obligations under the Purchase Agreement that are required to be performed by it on and prior to the Note Closing Date. Each of the Sponsors shall take all actions within its control to cause the Company to perform all of its obligations under the EPA that are required to be performed by it on and prior to the Initial Closing Date. If Highstar has failed to deposit the Highstar Additional Capital Contribution Amount, and the Highstar Backup Equity Contribution Security in accordance with Section 2.1(b) hereof, has failed to execute and deliver the Second Joint Written Direction in accordance with Section 2.3 hereof, or otherwise caused a breach by the Company of any of its obligations under the EPA (including any payment obligations thereunder), Highstar shall be solely liable for all Damages under the EPA arising out of, resulting from or incurred in connection with such breach, MSW shall be entitled to receive from escrow the Highstar Backup Liquidated Damages Letters of Credit and the MSW Backup Liquidated Damages Letter of Credit in accordance with the Escrow Agreement, and Highstar shall promptly reimburse MSW for the amount equal to the product of (i) the aggregate amount owing by the Company under the Note Documents multiplied by (ii) MSW's Ownership Percentage without giving effect to Section 2.2. In addition, Highstar shall indemnify MSW and its affiliates from any and all Damages incurred by MSW or its affiliates as a result of (a) a breach described in the preceding sentence, (b) any payment by the Company under the Tax Indemnity Agreement dated March 19, 2003 (the "Tax Indemnity Agreement") in favor of American Ref-Fuel Company of Delaware Valley, L.P. that was caused by the actions of Highstar and its affiliates (for the avoidance of doubt, the ownership of Highstar's interest in the Company by any entity that is not a corporation for federal income tax purposes shall be considered an action by Highstar), or (c) any required payment by the Company under Section 11.1(b)(ii) of the EPA resulting from the actions of Highstar or its affiliates. If MSW has failed to deposit the MSW Additional Capital Contribution Amount and the MSW Backup Equity Contribution Letter of Credit in accordance with Section 2.1(c) hereof, has failed to execute and deliver the Second Joint Written Direction in accordance with Section 2.3 hereof, or otherwise caused a breach by the Company of any of its obligations under the EPA (including any payment obligations thereunder), MSW shall be solely liable for all Damages under the EPA arising out of, resulting from or incurred in connection with such breach, Highstar shall be entitled to receive from escrow the MSW Backup Liquidated Damages Letter of Credit and the Highstar Backup Liquidated Damages Letters of Credit in accordance with the Escrow Agreement, and MSW shall promptly reimburse Highstar for the amount equal to the product of (i) the aggregate amount owing by the Company under the Note Documents multiplied by (ii) Highstar's Ownership Percentage without giving effect to Section 2.2. In addition, MSW shall indemnify Highstar and its affiliates from any and all Damages incurred by Highstar as a result of (a) a breach described in the preceding sentence, (b) any payment under the Tax Indemnity Agreement that was caused by the actions of MSW and its affiliates (for the avoidance of doubt, the ownership of MSW's interest in the Company by any entity that is not a corporation for federal income tax purposes shall be considered an action by MSW), or (c) any required payment by the Company under Section 11.1(b)(ii) of the EPA resulting from the actions of MSW or its affiliates.

        5.2    Indemnification Procedure.    Any Person seeking to be indemnified or held harmless (the "Indemnified Party") under this Contribution Agreement shall give notice to the party responsible for providing the indemnity (the "Indemnifying Party") as soon as reasonably practicable after the Indemnified Party becomes aware of any claim, action or proceeding that may give rise to an indemnification obligation hereunder. The Indemnifying Party shall have the right to assume the defense of any such claim, action or proceeding. Any Indemnified Party shall have the right to employ separate counsel with respect to any such claim, action or proceeding, but the Indemnifying Party shall maintain control of the defense, and the fees and expenses of such separate counsel shall be borne by the Person so employing such separate counsel. The Indemnifying Party shall not be liable for any settlement, compromise, consent to the entry of judgment in or termination of any claim, action or proceeding effected without the Indemnifying Party's written consent (which consent shall not be unreasonably withheld, delayed or conditioned). The Indemnifying Party will not, without the Indemnified Party's written consent (which consent shall not be unreasonably withheld, delayed or conditioned) settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any claim, action or proceeding in respect of which indemnity may be sought hereunder unless such settlement, compromise, consent or termination includes an unconditional release of the Indemnified Party from any liabilities arising out of such claim, action or proceeding.

ARTICLE 6

Miscellaneous Provisions

        6.1    Notices.    All notices or other communications required or permitted by this Contribution Agreement shall be in writing and shall be deemed to have been duly given upon receipt if delivered in person, by facsimile transmission, by Federal Express or other reputable overnight courier, or mailed by certified or registered mail, return receipt requested, postage pre-paid, and addressed as follows:

  if to Highstar:

  Highstar Renewable Fuels LLC
  c/o AIG Global Investment Group, Inc.
  175 Water Street
  New York, New York 10038
  Attention: Christopher H. Lee
  Facsimile: (212) 458-2222

    with a copy to:

  Highstar Renewable Fuels LLC
  c/o AIG Global Investment Group, Inc.
  175 Water Street
  New York, New York 10038
  Attention: Marc C. Baliotti
  Facsimile: (212) 458-2222

  if to MSW:

  MSW Acquisition LLC
  c/o DLJ Merchant Banking III, Inc.
  Eleven Madison Avenue
  New York, New York 10010-3629
  Attention: Ari Benacerraf
  Facsimile: (646) 935-7190

        or to such other address or facsimile number as may be specified by a party hereto pursuant to notice given by such party in accordance with the provisions of this Section 6.1.

        6.2    Entire Agreement.    This Contribution Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties relating to the subject matter hereof.

        6.3    Survival.    None of the representations and warranties made in this Contribution Agreement and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated by this Contribution Agreement.

        6.4    Modifications and Waivers.    No amendment or other modification of any provision of this Contribution Agreement shall be valid or binding unless it is in writing and signed by each of the parties hereto. No waiver of any provision of this Contribution Agreement shall be valid or binding unless it is in writing and signed by the party waiving compliance with such provision. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver of any partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other such right, power or privilege. No waiver of any breach, term or condition of this Contribution Agreement by any party shall constitute a subsequent waiver of the same or any other breach, term or condition.

        6.5    Separable Provisions.    If any provision of this Contribution Agreement shall be held invalid or unenforceable by a court of competent jurisdiction, the remainder nevertheless shall remain in full force and effect.

        6.6    Counterparts.    This Contribution Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        6.7    Governing Law.    This Contribution Agreement shall be governed by and construed in accordance with the law of the State of New York without regard to its principles of conflicts of laws.

        6.8    Dispute Resolution.    Any dispute, controversy or Claim arising out of or relating to this Contribution Agreement shall be considered a dispute under the Amended and Restated LLC Agreement and shall be resolved in accordance with the dispute resolution provisions of the Amended and Restated LLC Agreement.

        6.9    Further Assurances.    Each of the parties shall execute such agreements, instruments and other documents and take such further actions as may be reasonably required or desirable to carry out the provisions and the transactions contemplated by this Contribution Agreement, including but not limited to the execution of such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization, and cooperating in obtaining any third party consents and approvals necessary in order to accomplish and give full force and effect to the transactions contemplated hereby.

        6.10    Successors and Assigns.    Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Contribution Agreement, their respective successors and assigns. No Sponsor may assign its rights or obligations under this Contribution Agreement except with the consent of the other Sponsor; provided that either Sponsor may assign its rights under this Contribution Agreement to any entity that is the assignee of such Sponsor's membership interests in the Company in accordance with the LLC Agreement. Any purported assignment not in compliance with the immediately preceding sentence shall be void and not given effect.

        6.11    No Recourse.    No past, present or future director, officer, employee, member, manager, shareholder, affiliate, incorporator or partner, as such of any Sponsor shall have any liability for any obligations of such Sponsor under this Contribution Agreement or for any claim based on, in respect of or by reason of such obligations or their creation.

        6.12    Third Party Beneficiaries.    The provisions of this Contribution Agreement shall only be for the benefit of, and enforceable by, the parties hereto and shall not inure to the benefit of or be enforceable by any third party.

        6.13    Performance by Affiliates.    Any obligation of any party hereto owed to any other party hereto under this Contribution Agreement, which obligation is performed, satisfied or fulfilled by an affiliate of such party, shall be deemed to have been performed, satisfied or fulfilled by such party.

        6.14    Termination.    This Contribution Agreement and the obligations of the Sponsors hereunder, shall automatically terminate upon the occurrence of the Special Mandatory Redemption, the Non-Delivering Sponsor Cessation, the termination of the EPA or the payment of the Adjustment Amount by Duke or the Company, as applicable; provided, however, that the obligations contained in Sections 2.2, 5.1 and 5.2 hereof and this Article 6 and all of the definitions set forth herein shall survive such termination.

        6.15    Existing Contribution Agreement Superceded.    This Contribution Agreement shall, as of the date hereof, amend and restate the Existing Contribution Agreement in its entirety and the rights and obligations of the parties evidenced by the Existing Contribution Agreement shall be evidenced by this Contribution Agreement.

[Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Contribution Agreement to be executed by their respective duly authorized representative as of the date first above written.

HIGHSTAR RENEWABLE FUELS LLC

By:	/s/ MICHAEL J. MILLER
	Name:	Michael J. Miller
	Title:	President

MSW ACQUISITION LLC

By:	/s/ OHSANG KWON
	Name:	OhSang Kwon
	Title:	Secretary

SCHEDULE A

RULES OF USAGE AND DEFINITIONS

        1.    Rules of Usage.

        (a)   All terms defined in this Schedule A and this Contribution Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meanings below are equally applicable to both the singular and plural forms of the terms defined.

        (b)   As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in this Schedule A and this Contribution Agreement, and accounting terms partly defined in this Schedule A and this Contribution Agreement to the extent not defined, shall have the respective meanings given to them under GAAP.

        (c)   The word "hereof," "herein" and "hereunder" and words of similar import when used in this Contribution Agreement shall refer to this Contribution Agreement as a whole and not to any particular provision of this Contribution Agreement, and section, Schedule and Exhibit references are to this Contribution Agreement unless otherwise specified.

        (d)   References to agreements defined herein shall include such agreements as they may be amended, supplemented or otherwise modified from time to time.

        (e)   Terms defined in this Contribution Agreement by reference to any other agreement, document or instrument shall have the meanings assigned to them in such agreement, document or instrument whether or not such agreement, document or instrument is then in effect.

        (f)    The words "include" and "including" and words of similar import when used in this Contribution Agreement shall be deemed to be followed by the words "without limitation."

        (g)   References to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to.

        (h)   Reference to consents that will not be unreasonably withheld shall not be unreasonably withheld or delayed.

        (i)    The words "sole and absolute discretion" when used in the Contribution Agreement shall mean that the Person entitled to use its "sole and absolute discretion" shall not be obligated to act reasonably or in accordance with any covenant of good faith or fair dealing or similar standard, whether express or implied.

        2.    Definitions.

        "Act" shall have the meaning set forth in the LLC Agreement.

        "Acquisition Debt" means the debt incurred by the Company in connection with the Duke Acquisition.

        "Additional Capital Contribution Date" means June 24, 2003.

        "Adjustment Amount" shall have the meaning set forth in the EPA.

        "Amended and Restated Escrow Agreement" has the meaning set forth in Section 2.1(a).

        "Amended and Restated LLC Agreement" has the meaning set forth in Section 2.1(a).

        "Applicable Law" means any statute, law, ordinance, executive order, rule or regulation (including a regulation that has been formally promulgated in a rule-making proceeding but, pending final adoption, is in proposed or temporary form having the force of law); guideline or notice having the force of law;

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or approval, permit, license, franchise, judgment, order, decree, injunction or writ of any Governmental Authority applicable to a specified Person or specified property, as in effect from time to time.

        "ARC" means American Ref-Fuel Company LLC, a Delaware limited liability company.

        "Claim" means any and all claims, lawsuits, demands, causes of action, investigations and other proceedings (whether or not before a Governmental Authority).

        "Contractual Obligation" means, as to any Person, any provision of any security by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its properties bound.

        "CSFB" means Credit Suisse First Boston LLC.

        "Damages" means all demands, Claims, causes of action, suits, judgments, damages, amounts paid in settlement (with the approval of the indemnifying party where applicable), penalties, Liabilities, losses or deficiencies, costs and expenses, including reasonable attorney's fees, court costs, expenses of arbitration or mediation, and other out-of-pocket expenses incurred in investigating or preparing the foregoing. "Damages" does not include incidental, indirect or consequential damages, damages for lost profits or other special damages or punitive or exemplary damages; provided, however, that in the case of third-party Claims, "Damages" shall be deemed to include all forms of relief, monetary and otherwise, asserted therein, without any of the foregoing exceptions.

        "Equity Contribution Agreement" means that certain Equity Contribution Agreement, dated as of April 30, 2001, between Duke Capital Corporation, United American Energy Corp., Duke/UAE and ARC.

        "Equity Contribution Letter of Credit" means a letter of credit, meeting the requirements of Section 2.4(a) of the Equity Contribution Agreement, to be provided to ARC by the Company in an amount equal to Fifty Million Dollars ($50,000,000).

        "Escrow Agent" means Wachovia Bank, National Association.

        "Escrow Agreement" means, prior to the Additional Capital Contribution Date, the Existing Escrow Agreement, and on and after the Additional Capital Contribution Date, the Amended and Restated Escrow Agreement.

        "Existing Contribution Agreement" has the meaning set forth in the recitals hereto.

        "Existing Escrow Agreement" means that certain Escrow Agreement, dated as of March 19, 2003, by and among the Sponsors and the Escrow Agent. A copy of the Escrow Agreement is attached hereto as Exhibit D-1.

        "Existing LLC Agreement" has the meaning set forth in the recitals hereto.

        "Final" as to any Governmental Action issued or transferred to any Person, means the status of such Governmental Action as (a) duly issued in the name of, or validly transferred to, such Person and accepted by such Person, (b) in full force and effect, and (c) not then subject to any pending judicial or administrative proceedings. If the Applicable Law under which such Governmental Action was issued provides for a fixed period for judicial or administrative appeal or review thereof, such Governmental Action shall not be deemed "Final" unless such period has expired and no petition for administrative or judicial appeal or review has been filed.

        "First Joint Written Direction" shall mean a written direction, in substantially the form of Exhibit E-1 attached hereto, executed by each of the Sponsors and directing the Escrow Agent to disburse the Highstar Prepaid Note Interest Amount and the MSW Prepaid Note Interest Amount to the Note Holder Escrow Agent on Note Closing Date.

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        "GAAP" means United States generally accepted accounting principles.

        "Governmental Action" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, claims, orders, judgments and decrees, licenses, exemptions, publications, filings, notices to and declarations of or with any Governmental Authority.

        "Governmental Authority" means any Federal, state, local or foreign governmental department, commission, board, bureau, authority, agency, court, instrumentality or judicial or regulatory body or entity.

        "Highstar Additional Capital Contribution Amount" means the amount equal to the sum of the Highstar Prepaid Note Interest Amount and the Highstar Remaining Additional Capital Contribution Amount.

        "Highstar Backup Equity Contribution Guaranty" means one or more guarantees from each of The Variable Annuity Life Insurance Company and AIG Annuity Insurance Company (or any other guarantor that is acceptable to the L/C Issuer) to be issued in favor of the L/C Issuer by or on behalf of Highstar with an aggregate maximum liability to the guarantors thereunder equal to equal to the product of (i) the face amount of the Equity Contribution Letter of Credit multiplied by (ii) Highstar's Ownership Percentage, in form and substance satisfactory to the L/C Issuer, to enable the Company to obtain the Equity Contribution Letter of Credit, which aggregate amount is expected to be Twenty-Five Million Dollars ($25,000,000).

        "Highstar Backup Equity Contribution Letter of Credit" means the letter of credit to be provided to the L/C Issuer by or on behalf of Highstar in an amount equal to the product of (i) the face amount of the Equity Contribution Letter of Credit multiplied by (ii) Highstar's Ownership Percentage, which amount is expected to be Twenty-Five Million Dollars ($25,000,000), in form and substance satisfactory to the L/C Issuer, to enable the Company to obtain the Equity Contribution Letter of Credit.

        "Highstar Backup Equity Contribution Security" means the Highstar Backup Equity Contribution Guaranty or the Highstar Backup Equity Contribution Letter of Credit.

        "Highstar Backup Liquidated Damages Letters of Credit" means the two (2) letters of credit that were placed in escrow by Highstar in an aggregate amount equal to Twelve Million Five Hundred Thousand Dollars ($12,500,000). Copies of the Highstar Backup Liquidated Damages Letters of Credit are attached hereto as Exhibit C-1 and Exhibit C-2.

        "Highstar Liquidated Damages Letters of Credit" means the two (2) letters of credit that were provided to Duke by Highstar in an aggregate amount equal to Twelve Million Five Hundred Thousand Dollars ($12,500,000). Copies of the Highstar Liquidated Damages Letters of Credit are attached hereto as Exhibit B-1 and Exhibit B-2.

        "Highstar Prepaid Note Interest Amount" means Two Million Two Hundred Forty-Three Thousand Fifty-Five Dollars and 56/100 Cents ($2,243,055.56).

        "Highstar Purchase Price Adjustment Amount" means one-half (1/2) of the Purchase Price Adjustment Amount, provided that the Highstar Purchase Price Adjustment Amount shall not exceed an amount equal to five million dollars ($5,000,000).

        "Highstar Remaining Additional Capital Contribution Amount" means Seventy-Two Million Seven Hundred Fifty-Six Thousand Nine Hundred Forty-Four Dollars and 44/100 Cents ($72,756,944.44).

        "Initial Closing Date" shall have the meaning set forth in the EPA.

        "Liabilities" means any and all debts, liabilities, commitments and obligations, whether or not fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or unaccrued,

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known or unknown, whether or not required by GAAP to be reflected in financial statements or disclosed in the notes thereto.

        "LLC Agreement" means, prior to the Additional Capital Contribution Date, the Existing LLC Agreement, and on and after the Additional Capital Contribution Date, the Amended and Restated LLC Agreement.

        "L/C Issuer" means the issuer of the Equity Contribution Letter of Credit.

        "Member" shall have the meaning set forth in the LLC Agreement.

        "Membership Interest" means a Member's entire interest in the Company, including such Member's share of the profits, losses and distributable cash or distributions of the Company, and the Member's right to vote on, consent to, or otherwise participate in any decision or action of or by the Members granted pursuant to the LLC Agreement or the Act.

        "MSW Additional Capital Contribution Amount" means the amount equal to the sum of the MSW Prepaid Note Interest Amount and the MSW Remaining Additional Capital Contribution Amount.

        "MSW Backup Equity Contribution Letter of Credit" means the letter of credit to be provided to the L/C Issuer by or on behalf of MSW in an amount equal to the product of (i) the face amount of the Equity Contribution Letter of Credit multiplied by (ii) MSW's Ownership Percentage, which amount is expected to be Twenty-Five Million Dollars ($25,000,000), in form and substance satisfactory to the L/C Issuer, to enable the Company to obtain the Equity Contribution Letter of Credit.

        "MSW Backup Liquidated Damages Letter of Credit" means the letter of credit that was placed in escrow by MSW in an amount equal to Twelve Million Five Hundred Thousand Dollars ($12,500,000). A copy of the MSW Backup Liquidated Damages Letter of Credit is attached hereto as Exhibit C-3.

        "MSW Energy Finance" means MSW Energy Finance Co., Inc.

        "MSW Liquidated Damages Letter of Credit" means the letter of credit that was provided to Duke by MSW in an amount equal to Twelve Million Five Hundred Thousand Dollars ($12,500,000). A copy of the MSW Liquidated Damages Letter of Credit is attached hereto as Exhibit B-3.

        "MSW Prepaid Note Interest Amount" means Two Million Two Hundred Forty-Three Thousand Fifty-Five Dollars and 55/100 Cents ($2,243,055.55).

        "MSW Purchase Price Adjustment Amount" means one-half (1/2) of the Purchase Price Adjustment Amount, provided that if the Purchase Price Adjustment Amount exceeds an amount equal to ten million dollars ($10,000,000), the MSW Purchase Price Adjustment Amount shall equal five million dollars ($5,000,000) plus the additional amount in excess of the amount equal to ten million dollars ($10,000,000) that is necessary to pay the Adjustment Amount to Duke in accordance with the EPA, and the contribution of such additional amount shall not affect the equal voting and management rights of Highstar and MSW in the Company; provided further that if the contribution of the MSW Purchase Price Adjustment Amount would cause Highstar's ownership percentage to be less than forty and one-tenth percent (40.1%), a portion of such MSW Purchase Price Adjustment Amount shall be made as a Capital Contribution Loan in accordance with Section 5.2 of the Amended and Restated LLC Agreement to the extent necessary to maintain Highstar's ownership percentage at forty and one-tenth percent (40.1%) unless Highstar is the Non-Delivering Sponsor.

        "MSW Remaining Additional Capital Contribution Amount" means Seventy-Two Million Seven Hundred Fifty-Six Thousand Nine Hundred Forty-Four Dollars and 45/100 Cents ($72,756,944.45).

        "Non-Delivering Sponsor Cessation" means the cessation of a Sponsor as a Member of the Company pursuant to Section 2.2 hereof.

        "Note Closing Date" means June 25, 2003.

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        "Note Documents" means the documents to be executed and delivered under and in accordance with the terms of the Purchase Agreement.

        "Note Holder Escrow Agent" means Wells Fargo Bank Minnesota, N.A., a national banking association, in its capacity as the "Escrow Agent" under the Note Holder Escrow Agreement.

        "Note Holder Escrow Agreement" means the "Escrow Agreement" under and as defined in the Purchase Agreement.

        "Ownership Percentage" means, prior to the Additional Capital Contribution Date, a Member's percentage interest in the profits, losses and distributable cash or distributions of the Company, and on and after the Additional Capital Contribution Date, such term as defined in the Amended and Restated LLC Agreement.

        "Person" means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

        "PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

        "Purchase Agreement" means that certain Purchase Agreement, dated as of June 11, 2003, by and among the Company, MSW Energy Finance, and CSFB, pursuant to which the Company and MSW Energy Finance have agreed to sell and CSFB has agreed to purchase the Senior Secured Notes.

        "Purchase Price Adjustment Amount" means the amount of the Adjustment Amount (to the extent such amount is owing from the Company to Duke under and in accordance with the terms of the EPA) that exceeds the funds that are available to the Company to pay such Adjustment Amount to Duke.

        "Second Joint Written Direction" shall mean a written direction, in substantially the form of Exhibit E-2 attached hereto, executed by each of the Sponsors and directing the Escrow Agent to (i) disburse the Highstar Remaining Additional Capital Contribution Amount and the MSW Remaining Additional Capital Contribution Amount in an amount sufficient to consummate the Duke Acquisition, (ii) deliver the MSW Backup Equity Contribution Letter of Credit to the L/C Issuer, and (iii) deliver the Highstar Backup Equity Contribution Security to the L/C Issuer.

        "Senior Secured Notes" means the Two Hundred Million Dollar ($200,000,000) original principal amount 8 1/2% Senior Secured Notes Due 2010 to be issued by the Company and MSW Energy Finance.

        "Special Mandatory Redemption" has the meaning set forth in the Purchase Agreement.

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TABLE OF CONTENTS
AMENDED AND RESTATED CAPITAL CONTRIBUTION AGREEMENT
ARTICLE 1 Sponsor Actions
ARTICLE 2 Closing Actions; Post-Closing Actions
ARTICLE 3 Representations and Warranties of Highstar
ARTICLE 4 Representations and Warranties of MSW
ARTICLE 5 Sponsor Covenants
ARTICLE 6 Miscellaneous Provisions
SCHEDULE A RULES OF USAGE AND DEFINITIONS